Exhibit 99.2
EXPLANATORY NOTE: KBS Growth & Income REIT, Inc. (“KBS Growth & Income,” the “Company” or “we”, as applicable) has created a video of its December 10, 2021 Portfolio Update Webinar for stockholders. Below is a transcript of the video.
The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Growth & Income’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) and Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Quarterly Report”).
For a full description of the limitations, methodologies and assumptions used to value KBS Growth & Income’s assets and liabilities in connection with the calculation of KBS Growth & Income’s estimated value per share, see the Current Report on Form 8-K, filed with the SEC contemporaneously herewith (the “Valuation 8-K”).
IMPORTANT INFORMATION FOR STOCKHOLDERS
ADDITIONAL INFORMATION AND WHERE TO FIND IT
In August 2021, the board of directors of the Company, including all of the independent directors, determined to resume development of a formal plan of liquidation for approval by the board of directors and submission to the stockholders. As indicated in the presentation transcribed herein, the Company currently expects to present a plan of liquidation and send out a proxy for liquidation vote of the stockholders in early 2022. Although the Company is actively developing a formal plan of liquidation, there can be no assurance of the ultimate timing of the Company’s liquidation.
Once developed and approved by the board of directors, the proposed plan of liquidation and certain other proposals to be voted on will be submitted to the stockholders for their consideration at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). In connection with the proposed plan of liquidation, the Company will file a proxy statement for the Annual Meeting with the SEC. The definitive proxy statement will be sent or given to the Company’s stockholders and will contain information about the proposals to be voted on by the Company’s stockholders at the Annual Meeting, including information relating to the plan of liquidation referenced in the attached presentation. This filing does not constitute a solicitation of any vote or proxy from any stockholder of the Company.
STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT IS AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE VOTED ON BY THE COMPANY’S STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS, INCLUDING THE PLAN OF LIQUIDATION.
When available, stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (which also will be sent to the REIT’s stockholders), free of charge at the SEC’s website, www.sec.gov, on the Investor Information page of the Company’s website at www.kbsgireit.com, or by directing a request by mail to KBS Growth & Income REIT, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, MO 64121-9015 or KBS Growth & Income REIT, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.
PARTICIPANTS IN THIS SOLICITATION
The Company, its directors and executive officers, KBS Capital Advisors, LLC (the “Advisor”), and the Advisor’s officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposals to be voted on at the Annual Meeting of Stockholders, including the plan of liquidation. Information regarding the Company, its directors and executive officers and the Advisor is detailed in the proxy statements and Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the REIT, its directors and executive officers and the Advisor, including detailed information regarding the interests of such entities or persons in the plan of liquidation, will be included in the Company’s proxy statement in connection with the Annual Meeting when it becomes available. Stockholders may obtain the definitive proxy statement and other relevant documents free of charge as described above.

Forward-Looking Statements
Certain statements contained herein may be deemed forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
The appraisal methodology for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised properties, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Advisor and the Company, are the respective party’s best estimates as of September 30, 2021, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties and the estimated value per share.
The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. The COVID-19 pandemic is negatively impacting almost every industry, including the U.S. office real estate industry and the industries of the Company’s tenants, directly or indirectly. The extent to which the COVID-19 pandemic impacts the Company’s or its tenants’ business, financial condition, results of operations and cash flows, and the markets and communities in which the Company and its tenants operate, depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. The fluidity of the COVID-19 pandemic continues to preclude any prediction as to the ultimate adverse impact of the pandemic on the Company or the global economy as a whole.
The Company is developing a formal plan of liquidation for approval by its board of directors and submission to the stockholders. If a plan of liquidation is approved by the stockholders of the Company, there are many factors that may affect the amount of liquidating distributions the Company will ultimately pay to its stockholders, including, among other things, the impact of the COVID-19 pandemic on the value of the real estate properties, the ultimate sale price of each asset, changes in market demand for office properties during the liquidation process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising thereafter. No assurance can be given as to the amount or timing of liquidating distributions the Company will ultimately pay to its stockholders.
These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, each as filed with the SEC. You should interpret many of the risks as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated NAV per share.

Transcript of video by Mark Saukkola, Chief Executive Officer of KBS Capital Markets Group; Charles J. Schreiber, Jr., Chief Executive Officer of KBS Growth & Income; Jeff Waldvogel, Chief Financial Officer of KBS Growth & Income; Gio Cordoves, Western Regional President of KBS Capital Advisors; and Marc DeLuca, Eastern Regional President of KBS Capital Advisors.

Mark:
Hello, and welcome to the December 2021 KBS Growth and Income REIT Portfolio Update Webinar. My name is Mark Saukkola, KBS Capital Markets Group CEO. And with me today, I’m joined by Chief Executive Officer and Co-founder of KBS, Chuck Schreiber, our Chief Financial Officer, Jeff Waldvogel. Western Regional President, Gio Cordoves, as well as Eastern Regional President, Marc DeLuca. Thank you to all the investors and financial advisors for joining us on the webcast today. Before I proceed, I’d like to address a couple housekeeping items. There’s a copy of slides for this presentation currently available for download on the screen in front of you.
As well as they will become available on the KBS Capital Markets Group website and webcast.kbs.com within approximately 48 hours. As we advance to Slides 2, 3 and 4, I encourage you to review this important disclosure information. And I’ll quickly outline an agenda for today’s presentation. Today, we will begin our time with Chuck Schreiber providing an overview of the current US real estate and capital markets environment, as well as, he will end our prepared remarks with an update on our strategic alternatives and goals for KBS Growth and Income. Marc DeLuca will provide an overview of the fund and offer some highlights of Growth and Income portfolio as well.
Jeff Waldvogel will review our capital management and the new estimated value per share. Next, Gio Cordoves, our western regional president will summarize some recent real estate valuation changes and update us on some select properties in his region. And lastly, after reviewing our strategic alternatives and update, we will end our time with written question and answer. With all that being said, thanks again for joining us today and I’ll pass over the presentation to Co-Founder, Chuck Schreiber.

Chuck:
Thank you, Mark. The KBS asset managers are reporting a dramatic increase in the percentage of employees who have returned to our office buildings in various markets around the country. The highest level of employees within the office substantially increased in southern states, specifically, the Carolinas, Georgia and Texas. We are consistently aware of our tenants’ managing relationships with their employees to encourage or possibly demand their presence in the offices, at the risk of jeopardizing the employee’s long-term commitment to the firm. The next slide relates to COVID-19 lists of rent collections in the KBS Growth and Income REIT Portfolio.
Since early 2019, KBS has negotiated a rent deferral program for a small percentage of our tenants. The majority of those proceeds have been re-paid. And the large percentage of current uncollected rent are retail tenants who are located within our office buildings. The final slide related to the COVID pandemic summarizes the distribution history for the past two years. From January through June 2020, monthly distributions equaled three percent annualized rate, based on December 2019 net asset value per share. Commencing at the end of third quarter 2021, distribution was adjusted in response to the uncertainty caused by the health crisis.

The distribution was reduced to two percent annualized for the third quarter of 2020. Beginning in December 2020 through September 2021, quarterly distributions were made based on three and a half percent of the December 2020 net asset value. Third quarter 2021 distribution will be paid this month. Now, I’d like to ask Marc DeLuca, KBS Regional President from the Eastern Region to provide an update on our investments.

Marc:
Thank you, Chuck. I would like to provide some portfolio highlights. On Slide 10, the fund’s initial offering opened in June 2015. Has a current NAV of $3.38 per share, raised a total of $94.7 million of equity and has a current distribution rate of 0.17 cents per share. Total acquisitions for the fund consisted of about $163 million and has a current cost basis of $178.7 million. The current value, based on our September 30th, 2021 appraisals is $138.9 million. In addition, the portfolio is 599,000 square feet, 83.3% leased, with a leverage ratio of 73.2%. On Slide 11 is the list of assets within the portfolio and their key attributes. Initially, these assets were assembled to provide an income foundation, coupled with the opportunity for growth.
These plans continue to be extremely challenged with civil and political issues in Portland and Chicago. On Slide 12 is additional information on the portfolio. The four assets have a weighted average lease term of 3.4 years, it’s just over 83% leased, and consists of 58 tenants. The adjacent chart shows the geographic diversification, as well as the lease expiration schedules. Moving on to Slide 13, a list of the major tenants, as well as industry diversification. As one can see, the portfolio does have great industry diversification. With that, I would like to turn it over to Jeff.

Jeff:
Thanks, Marc. Moving on to Slide 14, we’ll touch on capital management for a moment. The REIT currently has $101.7 million of total debt outstanding, with an average cost of debt at 3.8%. Additionally, the average current terms of maturity, as of September 30th is 0.75 years with extension options available and the fully extended maturity is 2.16 years. In the chart on the right, you can see that we have $52 million of debt maturing in 2021. Subsequent to September 30th, we did exercise an extension option to extend that debt maturity to November of 2022.
Additionally, we’re currently fixed through swaps with 77% of our debt outstanding. With that, I’ll move on to the December 2021 Estimated Value Per Share Update. Consistent with prior years, we engaged Duff & Phelps as the third-party appraiser to come in and appraise each of the real estate properties within the portfolio. We did follow IPA guidelines in putting together the estimated value per share and used Duff’s mid-range appraised values for the estimated value per share. Moving on to Slide 17 is a valuation summary. You can see here a breakdown of the valuation of our assets and liabilities.
In the current year, the estimated value of our real estate properties was appraised at $138.9 million, compared to the prior year of $149.7 million, a decrease of approximately $10.8 million from the prior year. Additionally, our total asset fair value is $147.9 million, and our total liabilities is $113.6 million. For a final estimated value of our equity of $34.4 million. Moving on to Slide 18 is our valuation change summary. You can see at the top of this page; we have the December 2020 estimated value per share of $4.90. This slide highlights the significant changes from that valuation per share to the 2021 estimated value per share.
The largest change is due to the decline in our estimated value of real estate properties, which contributed to a $1.67 to the decline in the estimated value per share. We did have an increase in operating cash flows over distributions of $0.24 a share, which was offset by some changes you can see in the bottom half of the schedule, related to the change in fair value of notes payable, the deferred asset management fee liability and then somewhat offset by the increase in fair value of interest rate swap liability. All in, it was a total change of $1.52, leaving our December 2021 estimated value per share at $3.38. And with that, I’ll hand the presentation over to Gio Cordoves, our western regional president.

Gio:
Thank you, Jeff. And as Jeff alluded to, I’m gonna touch on, in a little bit more detail, some of the reasons for the valuation reductions. In particular, two of our assets. And really, those assets are located in really uniquely challenged markets. Those markets being Houston and Portland. Beginning with the Offices at Greenhouse, which is located in Houston, Texas as you can see here on Slide 19. Houston continues to have very, very sluggish office demand. And really, that’s been caused by and has been the case for quite a while, the oil and gas downturn which really started back in late-2014.
The pandemic, which obviously happened much more recently hasn’t helped. Exploration and production activity and capex spend by oil and gas companies has been pretty much nonexistent of late, which is really the key driver for office demand among those companies which make up the lion’s share of the Houston economy. Portland, which we’ll touch on in a second, has the social unrest issues that has been the case for quite a while. And unfortunately, do still persist. Things have calmed down in a meaningful way, however, there do continue to be flurries of activity, which unfortunately do keep a lot of the normal population of downtown away.
And what we’ve seen as a result of that is a bit of an exodus by tenants from the downtown market, lack of any real leasing market. Certainly, a lack of any sale datapoints to point to or any demand of any kind for investment activity into CBDSs. Going back to the Greenhouse slide on 19, more specifically on the valuation, we did see a decrease of about $5.6 million, or 11.5%. On top of the more general market information I mentioned before, really what’s happening here at the property is, while it’s 100% leased still today, the largest tenant, AECOM, was about two thirds of the property.
As a reminder, it did place about 85,000 feet of their space, which was about two thirds of their space, on a sub-lease market. They have been successful in leasing about 20,000 feet of that. But the fact that they now have one fewer lease remaining of lease term and now expiring only in about three years from now, it creates a higher risk profile for the asset and unfortunately, that negatively impacts value. Moving over now back to Commonwealth. Really, this valuation reduction of $10.6 million, or 16 some odd percent. On top of everything we were talking about with the market, which unfortunately continues to be the case.
Really, it’s the fact that our occupancy here has dipped significantly, which is not new information. We’ve been talking about for a while, a lot of these known vacates have been known pre-pandemic. Some are new because of the pandemic, including work from home. But many are leaving downtown, going to the suburbs because of all the social unrest and safety issues occurring downtown.
So unfortunately, our occupancy as we have discussed has dipped from about 87% into the high 60’s. And as we head into 2022, with additional known vacates, it’d be in the low 50’s. All of those reasons caused for the valuation reductions. And at this point, I will pass things over to Chuck Schreiber to review strategic alternatives.

Chuck:
Thank you, Gio. You should be aware that a special committee for KBS Growth and Income was formed to evaluate strategic alternatives for the REIT during 2020. The special committee directed the advisor to complete a plan of liquidation for approval by the board, which would subsequently be submitted to the stockholders. These discussions were previously held in the middle of 2020, but because of the adverse market conditions caused by the civil unrest in Portland, Oregon as well as Chicago, where several of the company’s properties are located, uncertainty and business disruptions caused the board to delay any proposal to liquidate the company.

This past August, the board of directors agreed to resume the development of the complete plan of liquidation. We anticipate a proxy for the liquidation vote to be sent to the stockholders in early 2022. Our current activities are finalizing a plan of liquidation, obtain shareholders’ approval for a liquidation of the portfolio and begin the sale of assets and returning funds to the shareholders. Next, I’ll let Mark Saukkola conclude our comments. Thank you for participating in our discussion today.

Mark:	Thank you, Chuck. And yes, thank you to our investors and advisors for your time and attention today.